Exhibit 10.2

INFINITY, INC.
2005 EQUITY INCENTIVE PLAN
475,000 SHARES

This Equity Incentive Plan was adopted this 17th day of April 2005, by Infinity, Inc., a Colorado corporation, upon the following terms and conditions:

1.           Definitions.  Except as otherwise expressly provided in this Plan, the following capitalized terms shall have the respective meanings hereafter ascribed to them:

(a)           “Board” shall mean the Board of Directors of the Company;

(b)           “Code” shall mean the Internal Revenue Code of 1986, as amended;

(c)           “Consultant” shall mean a person who provides services to the Company as an independent contractor;

(d)           “Company” means Infinity, Inc. and each and all of any present and future subsidiaries;

(e)           “Date of Grant” shall mean, for each participant in the Plan, the date on which the Board approves the specific grant to that participant under the plan;

(f)           “Employee” shall be an employee of the Company or any subsidiary of the Company;

(g)           “Grantee” shall mean the recipient of an Incentive Stock Option, a Non-statutory Option or a Restricted Share Award under the Plan;

(h)           “Incentive Stock Option” shall refer to a stock option which qualifies under Section 422 of the Code;

(i)           “Non-statutory Option” shall mean an option which is not an Incentive Stock Option;

(j)           “Restricted Share Award” shall mean a right any right to acquire restricted shares under the Plan;

(k)           “Shares” shall mean the Company’s common stock, $.0001 par value;

(l)           “Shareholders” shall mean owners of record of any Shares.

2.           Purpose.  The purpose of this Equity Incentive Plan (the “Plan”) is two-fold.  First, the Plan will further the interests of the Company and its shareholders by providing incentives in the form of stock options or restricted shares (each a “Share Award”) to employees who contribute materially to the success and profitability of the Company.  Share Awards will be granted to recognize and reward outstanding individual performances and contributions and will give selected employees an interest in the Company parallel to that of the shareholders, thus enhancing their proprietary interest in the Company’s continued success and progress.  This program also will enable the Company to attract and retain experienced employees.  Second, the Plan will provide the Company flexibility and the means to reward directors and consultants who render valuable contributions to the Company.

3.           Administration.  This Plan will be administered by the Board.  The Board has the exclusive power to select the participants in this Plan, fix the awards to each participant, and make all other determinations necessary or advisable under the Plan, to determine whether the performance of an eligible employee warrants an award under this Plan, and to determine the amount and duration of the award.  The Board has full and exclusive power to construe and interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for this Plan’s administration.  The Board shall have full power and authority to determine, and at the time such option is granted shall clearly set forth, whether the option shall be an Incentive Stock Option or a Non-statutory Option.  Any such determination made by the Board will be final and binding on all persons.  A member of the Board will not be liable for performing any act or making any determination required by or pursuant to the Plan, if such act or determination is made in good faith.  The Board has the authority to set up a committee of directors to administer the Plan and to delegate whichever of the above powers it determines.

4.           Participants.  Any employee, officer, director or consultant that the Board, in its sole discretion, designates is eligible to participate in this Plan.  However, only employees of the Company shall be eligible to receive grants of Incentive Stock Options.  The Board’s designation of a person as a participant in any year does not require the Board to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other participant in any year.  The Board may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to: (a) the financial condition of the Company; expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Company; and (d) the adequacy of the prospective participant’s other compensation.  The Board, in its discretion, may grant benefits to a participant under this Plan, even though stock, stock options, stock appreciation rights or other benefits previously were granted to him under this or another plan of the Company, whether or not the previously granted benefits have been exercised, but the participant may hold such options only on the terms and subject to the restrictions hereafter set forth.  Subject to the foregoing limitation, a person who has participated in another benefit plan of the Company may also participate in this Plan.

5.           Option Awards.  Awards of options to acquire Shares under this Plan, if any, will be granted described below.

(a)           Limitations.  Upon the exercise of an option, the Company shall deliver to the participant certificates representing authorized but unissued Shares.  The cumulative total number of shares which may be subject to options issued and outstanding pursuant to this Plan is limited to 475,000 shares.  This amount will be automatically adjusted in accordance with Section 17 of this Plan.  If an option is terminated, in whole or in part, for any reason other than its exercise, the Board may reallocate the shares subject to that option (or to the part thereof so terminated) to one or more other options to be granted under this Plan.

(b)           Expiration.  Any Incentive Stock Option granted under this Plan shall automatically expire ten years after the Date of Grant or at such earlier time as may be described in Section 6 or directed by the Board in the grant of the option.  Notwithstanding the preceding sentence, no Incentive Stock Option granted to a Shareholder who owns, as of the Date of Grant, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company shall, in any event, be exercisable after the expiration office years from the Date of Grant.  For the purpose of determining under any provision of this Plan whether a shareholder owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, such shareholder shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

(c)           Option Exercise Price.  Each option shall state the option price, which shall be not less than 100% of the fair market value of the Shares on the Date of Grant or the par value thereof whichever is greater.  Notwithstanding the preceding sentence, in the case of a grant of an Incentive Stock Option to an employee who, as of the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, the option price shall not be less than 110% of the fair market value of the Shares on the Date of Grant or the par value thereof, whichever is greater.  During such time as the Shares are not traded in any securities market, the fair market value per share shall be determined by a good faith effort of the Board, using its best efforts and judgment.  During such time as the Shares are traded in a securities market but not listed upon an established stock exchange, the fair market value per share shall be the highest closing bid price in the securities market in which it is traded on the Date of Grant, as reported by the National Association of Securities Dealers, Inc.  If the Shares are listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price on such stock exchange or exchanges on the Date of Grant, or if no sale of any Shares shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale.  Subject to the foregoing, the Board shall have full authority and discretion in fixing the option price and shall be fully protected in doing so.

(d)           Maximum Option Exercise.  The aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under all such plans of the Company and its parent or subsidiary, if any) shall not exceed $100,000.  For purposes of this Section 5, the value of stock acquired through the exercise of Non-statutory Options shall not be included in the computation of the aggregate fair market value.

6.           Exercise of Options.

(a)           No stock option granted under this Plan may be exercised before the Grantee’s completion of such period of services as may be specified by the Board on the Date of Grant.  Furthermore, the timing of the exercise of any option granted under this Plan may be subject to a vesting schedule based upon years of service or an expiration schedule as may be specified by the Board on the Date of Grant.  Thereafter, or if no such period is specified subject to the provisions of subsections (c), (d), (e), (t) and (g) of this Section 6, the Grantee may exercise the option in full or in part at any time until expiration of the option.

A Grantee cannot exercise an Incentive Stock Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Company since the date the option was granted.  The Board may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

(b)           Unless an Option specifically provides to the contrary, all options granted under this Plan shall immediately become exercisable in full in the event of the consummation of any of the following transactions:

 (i)           A merger or acquisition in which the Company is not the surviving entity;

 (ii)          The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

 (iii)         Any merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is issued to holders different from those who held the stock immediately prior to such merger.

(c)           Except as provided in subsections (d), (e) and (t) of this Section 6, a Grantee cannot exercise an Incentive Stock Option after he ceases to be an employee of the Company, unless the Board, in its sole discretion, grants the recipient an extension of time to exercise the Incentive Stock Option after cessation of employment.  The extension of time of exercise that may be granted by the Board under this subsection (c) shall not exceed three months after the date on which the Grantee ceases to be an employee and in no case shall extend beyond the stated expiration date of the option.

(d)           If the employment of a Grantee is terminated by the Company for a cause as defined in subsection (i) of this Section 6, all rights to any stock option granted under this Plan shall terminate, including but not limited to the ability to exercise such stock options.

(e)           If a Grantee ceases to be an employee as a result of retirement, he may exercise the Incentive Stock Option within three months after the date on which he ceases to be an employee (but no later than the stated expiration date of the option) to the extent that the Incentive Stock Option was exercisable when he ceased to be an employee.  An employee shall be regarded as retired if he terminates employment after his sixty-fifth birthday.

(f)           If a Grantee ceases to be an employee because of disability (within the meaning of Section l05(d)(4) of the Code), or if a Grantee dies, and if at the time of the Grantee’s disability or death he was entitled to exercise an Incentive Stock Option granted under this Plan, the Incentive Stock Option can be exercised within 12 months after his death or termination of employment on account of disability (but no later than the stated expiration date of the option), by the Grantee in the case of disability or, in case of death, by his personal representative, estate or the person who acquired by gift, bequest or inheritance his right to exercise the Incentive Stock Option.  Such options can be exercised only as to the number of shares for which they could have been exercised at the time the Grantee died or became disabled.

(g)           With respect to Non-statutory Options granted to Board members, the Board may provide on the Date of the Grant that such options will expire a specified number of days after such Board member ceases to be a member of the Board.  In the absence of any such provision, the option will expire on the stated expiration date of the option.

(h)           Any stock option granted under the Plan will terminate, as a whole or in part, to the extent that, in accordance with this Section 6, it no longer can be exercised.

(i)           For purposes of this Section 6, “cause” shall mean the following:

 (i)           Fraud or criminal misconduct;

 (ii)          Gross negligence;

 (iii)         Willful or continuing disregard for the safety or soundness of the Company;

 (iv)         Willful or continuing violation of the published rules of the Company.

(j)           Notice.  Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Board (which need not be the same for each Grantee), stating the number of shares being purchased, the restrictions imposed on the shares, if any, and such representations and agreements regarding Grantee’s investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

(k)           Payment.  Payment for the shares may be made in cash (by check) or, where approved by the Board in its sole discretion and where permitted by law: (a) by cancellation of indebtedness of the Company to the Grantee; (b) by surrender of shares of common stock of the Company having a Fair Market Value equal to the applicable exercise price of the Option that have been owned by Grantee for more than six months (and which have been paid for within the meaning of the Securities and Exchange Commission (“SEC”) Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Grantee in the open public market; (c) by waiver of compensation due or accrued to Grantee for services rendered; provided that a public market for the Company’s stock exists, through a “same day sale” commitment from Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Grantee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company’s stock exists, through a “margin” commitment from Grantee and an NASD Dealer whereby Grantee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

(l)           Taxes; Compliance with Law; Approval o/Regulatory Bodies.  The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any amount payable or shares deliverable under this Plan and the Company may defer making payment on delivery until it is indemnified to its satisfaction for that tax.  Stock options are exercisable, and shares can be delivered under this Plan, only in compliance with all applicable federal and sate laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company’s shares are listed at any time.  Any certificate issued pursuant to options granted under this Plan shall bear such legends and statements as the Board deems advisable to assure compliance with federal and state laws and regulations.  No option may be exercised, and shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

Specifically, in the event that the Company deems it necessary or desirable to file a registration statement with the

Securities and Exchange Commission or any State Securities Commission, no option granted under the Plan may be exercised, and shares may not be issued, until the Company has obtained the consent or approval of such Commission.

In the case of the exercise of an option by a person or estate acquiring by bequest or inheritance the right to exercise such option, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as the Board deems advisable.

7.           Restricted Share Awards.  Each restricted share award agreement shall be in such form and shall contain such restrictions, terms and conditions, if any, as the Board shall deem appropriate and shall be subject to the terms and conditions of this Plan.  The terms and conditions of restricted share award agreements may change from time to time, and the terms and conditions of separate restricted share award agreements need not be identical, but each restricted share award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Consideration.  A restricted share award may be awarded in consideration for past services actually rendered, or for future services to be rendered, to the Company or an affiliate of the Company for its benefit.

(b)           Vesting.  Common Stock awarded under the restricted share award agreement may (A) be subject to a vesting schedule to be determined by the Board, or (B) be fully vested at the time of grant.

(c)           Termination of Grantee’s Service.  Unless otherwise provided in the restricted share award agreement, in the event a Grantee’s service terminates prior to a vesting date set forth in the restricted share award agreement, any unvested restricted share award shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Grantee nor his or her heirs, executors, administrators or successors shall have any right or interest in the restricted share award.  Notwithstanding the foregoing, unless otherwise provided in the restricted share award agreement, in the event a Grantee’s service terminates as a result of (A) being terminated by the Company for reasons other than for cause, (B) death, (C) Disability, (D) Retirement, or (E) a Change of Control (subject to the provisions of Section 11(c) hereof), then any unvested restricted share award shall vest immediately upon such date.

(d)           Transferability.  Rights to acquire Common Stock under the restricted share award agreement shall be transferable by the Grantee only upon such terms and conditions as are set forth in the restricted share award agreement, as the Board shall determine in its discretion, so long as Ordinary Shares awarded under the restricted share award agreement remain subject to the terms of the restricted share award agreement.

8.           Assignability.  No Share Award granted under this Plan is transferable other than by will or the laws of descent and distribution.  Each Share Award is exercisable during the life of the Grantee only by him.

9.           Tenure.  A participant’s right, if any, to continue to serve the Company as an officer, employee or otherwise, will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Company to terminate at any time the employment or affiliation of any participant for cause or otherwise.

10.         Amendment and Termination of Plan.  The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders.  However, without the approval of the shareholders, no amendment will be effective that:

(a)           materially increases the benefits accruing to participants under the Plan;

(b)           increases the cumulative number of shares that may be delivered upon the exercise of options granted under the Plan or the aggregate fair market value of options which a participant may exercise in any calendar year;

(c)           materially modifies the eligibility requirements for participation in the Plan; or

(d)           amends the requirements of paragraphs (a)-(c) of this Section 10.

Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an option granted before the amendment will be effective only with the consent of the participant to whom the option was granted or the holder currently entitled to exercise it, except for adjustments expressly authorized by this Plan.

11.           Expenses of Plan.  The expenses of the Plan will be borne by the Company.

12.           Duration of Plan.  Share Awards may only be granted under this Plan during the ten years immediately following the earlier of the adoption of the Plan or its approval by the Shareholders.  Share Awards granted during that ten year period will remain valid thereafter in accordance with their terms and the provisions of this Plan.

13.           Other Provisions.  The award agreements authorized under the Plan shall contain such other provisions including, without limitation, restrictions upon the exercise of the option, as the Board shall deem advisable.  Any such option agreements, which are intended to be “Incentive Stock Options” shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an “Incentive Stock Option” as defined in Section 422 of the Code.

14.           Indemnification of the Board.  In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties.

15.           Application of Funds.  The proceeds received by the Company from the sale of stock pursuant to options granted under this Plan will be used for general corporate purposes.

16.           No Obligation to Exercise Option.  The granting of an option shall impose no obligation upon the Grantee to exercise such option.

17.           Adjustment Upon Change of Shares.  If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of the Company occurs, then the number and class of shares to which options are authorized to be granted under this Plan, the number and class of shares then subject to options previously granted under this Plan, and the price per share payable upon exercise of each option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes.

18.           Number and Gender.  Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

19.           Applicable Law.  The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of Colorado.

20.           Effective Date of Plan.  This Plan shall not take effect until adopted by the Board.  This Plan shall terminate if it is not approved by the shareholders of the capital stock of the Company, which approval must occur within the period beginning twelve months before and ending twelve months after the Plan is adopted by the Board.